UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

ROYAL GOLD, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13357	84-0835164
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 303-573-1660

N/A (Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On February 20, 2013, pursuant to Royal Gold, Inc.’s bylaws, the Board of Directors of Royal Gold (the “Board”) increased the size of the Board from seven directors to eight directors, and appointed Ronald J. Vance as a Class III Director to fill the vacancy on the Board, effective April 1, 2013. As a Class III Director, Mr. Vance shall serve until the 2014 Annual Meeting, or until his successor is elected and qualified. Mr. Vance will be compensated as a non-employee director of Royal Gold for his service as a director, including an annual retainer of $50,000.00, board meeting fees of $1,500.00 per meeting, and an annual grant of 2,175 restricted shares of Royal Gold common stock. The Board has not yet determined whether Mr. Vance will be appointed to any standing Board Committees.

Mr. Vance has over 30 years of experience in the mining industry as a senior executive, in areas of corporate development, marketing, project development, and finance. Since January 2006, Mr. Vance has served as Senior Vice President, Corporate Development of Teck Resources Limited. From March 2000 to December 2005, he was Managing Director/Senior Advisor of Rothschild Inc. and from October 1991 to February 2000 he was Managing Director of Rothschild Denver Inc. Mr. Vance served as Vice President Project Development from 1989 to 1991 and Vice President Marketing from 1983 to 1989 for Newmont Mining Corporation. From 1978 to 1983 he was Director, Copper Sales and Manager, Specialty Copper Sales for Amax Copper Inc.

A copy of the press release relating to Mr. Vance’s appointment to the Board is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated February 26, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)

Date: February 26, 2013	By:	/s/ Karen Gross
Karen Gross Vice President and Corporate Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 26, 2013

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